Consent of Independent Auditors

We consent to the use in this Registration Statement of Marion Capital Holdings, Inc. on Form S-4 of our report dated July 21, 2000 on the consolidated financial statements of Marion Capital Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm appearing under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the Prospectus.



Olive LLP

Indianapolis, Indiana
September 20, 2000